UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2007
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28401 (Commission File Number)	77-0449487 (I.R.S. Employer Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices)
(650) 298-5300
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
     On November 26, 2007, Maxygen, Inc. (the “Company”) issued a press release announcing that the Company and F. Hoffmann-La Roche Ltd (“Roche”) have agreed to terminate the Collaborative Development and Commercialization Agreement, dated as of May 15, 2003 (the “Agreement”), between the Company and Roche, under which the parties had been pursuing the development and commercialization of the Company’s MAXY-alpha product candidates. MAXY-alpha is a novel interferon-alpha for the treatment of Hepatitis C virus (HCV) and Hepatitis B virus (HBV) infections. The termination of the Agreement was effective as of November 21, 2007.
     Roche initiated a Phase Ia trial of MAXY-alpha for the treatment of HCV in November 2006. As previously announced by the Company, Roche voluntarily placed a hold on further clinical development of MAXY-alpha in September 2007, pending further evaluation by Roche of certain preliminary observations from the Phase Ia trial. Based on an evaluation of the data collected by Roche, the Company and Roche have agreed to discontinue the clinical development of MAXY-alpha and terminate the Agreement.
     Under the Agreement, Roche exclusively licensed from the Company worldwide commercialization rights to specific novel interferon product candidates for the treatment of HCV and HBV infections. The Company received an initial payment and full research and development funding for the first two years of the Agreement. In addition, the Company received $9 million of milestone payments from Roche during the term of the Agreement. The Company was also eligible to receive additional milestone payments of up to $50 million, as well as royalties on any product sales. The Agreement does not require the payment by the Company or Roche of any exit or termination costs in connection with the termination of the Agreement.
     In connection with the termination of the Agreement, all rights to the MAXY-alpha product candidates revert back to the Company. The Company is currently evaluating its plans for the continued development of the MAXY-alpha product candidates.
     A copy of the press release issued by the Company relating to the termination of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxygen, Inc.
Date: November 26, 2007	By:	/s/ Michael S. Rabson
Michael S. Rabson
Senior Vice President

Exhibit Index

99.1	Press Release, dated November 26, 2007